CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into effective as of November 1, 2012 (the “Effective Date”) by and between Loton Corp., a Nevada Corporation (the “Company”) and Andrew Schleimer (“Consultant”). Company and Consultant are sometimes referred to individually as a “Party” or collectively as the “Parties.”

1.          Term of the Agreement. This Agreement will begin on the Effective date and shall continue for a period of one (1) year, unless terminated sooner as provided herein. Thereafter, the Agreement will continue on a month-to-month basis, during which the Company can terminate the Agreement by giving Consultant not less than one (1) month written notice (collectively, the “Term”).

2.          Independent Consultant Status. Company hereby engages Consultant as a consultant, and Consultant accepts such engagement to provide Consulting Services to Company in accordance with the terms and conditions of this Agreement in the capacity of a consultant. Company and Consultant agree that Consultant is solely an independent contractor for all purposes including, but not limited to, payroll and tax purposes, and that Consultant shall not represent himself to be an employee, and/or officer of Company, and Consultant shall have no power, express or implied, to bind the Company in any manner.

3.          Potential Conflict of Interest. Company acknowledges that Consultant is an employee of Trinad Capital Management, a substantial stockholder of the Company, which is owned by Robert Ellin, the Executive Chairman of the Company. Neither the Company nor the Consultant believes that any actual conflict of interest exists on the Effective Date, but if an actual conflict of interest arises Consultant will promptly notify the Company.

4.          Consulting Services. Consultant agrees to perform all duties and responsibilities, as and when reasonably requested, related to the Company’s general corporate activities, as well as possible merger and acquisition activities, including, without limitation, negotiating business terms, managing outside advisors, reviewing and negotiating transaction documents and implementing the transactions, and such other services that may be requested by the Board from time to time, all in accordance with the terms and conditions of this Agreement (collectively, the “Consulting Services”). In performing the Consulting Services, Consultant agrees to travel domestically and/or internationally, as and when reasonably requested. Consultant agrees to devote all commercially reasonable efforts in the performance of the Consulting Services.

5.          Compensation.

5.1          Consulting Fee. In consideration for the Consulting Services provided by Consultant herein, Company shall pay Consultant a consulting fee of $30,000, payable in equal monthly increments (the “Consulting Fee”). On an annual basis, the Board of Directors will review the Consulting Fee. Any increases to the Consulting Fee will be within the discretion of the Board, taking into account Company performance, CPI and other related factors.

5.2          Bonus Payment. The Company shall pay Consultant a bonus payment, as determined by the Board in its discretion, subject to the completion by the Company of each material acquisition with respect to which Consultant has provided Consulting Services requested by the Company’s Board of Directors. In addition, the Company may, but is not required to, award the Consultant additional bonuses in its complete discretion.

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5.3          Stock Grant. The Company shall grant Consultant 100,000 shares of restricted common stock, which shall vest in its entirety on January 15, 2013 provided this Agreement remains in effect. The stock grant will be evidenced by a separate restricted stock grant agreement to be executed by the Parties. The Company may, but is not required to, award Consultant additional equity in its complete discretion relating to the successful completion of a material acquisition, as defined by the Company’s Board of Directors.

6.          Tax Reporting and Filing. Consultant acknowledges and agrees that he shall be responsible (as a self-employed individual) for filing all tax returns, tax declarations, and tax schedules, and for the payment of all taxes required, when due, with respect to any and all compensation earned by Consultant under this Agreement. The Company will not withhold any employment taxes from compensation it pays Consultant. Rather, the Company will report the amount it pays Consultant on IRS Form 1099, to the extent required to do so under applicable Internal Revenue Code provisions and state or local law.

7.          Expense Reimbursement. Company shall reimburse Consultant for all out-of-pocket expenses actually incurred by Consultant to the extent such expenses are reasonable and necessary for the performance of the Consulting Services under this Agreement (“Expenses”). As a prerequisite for Company’s reimbursement of any Expenses, Consultant shall complete and submit to Company an expense report, in the form requested by Company, for all Expenses reimbursable under this Section, which shall list such Expenses in reasonable detail and have attached, for each Expense, a receipt or other documentation reasonably establishing such Expense and the amount thereof (“Expense Report”). Upon request, Consultant shall provide Company with other documents and information regarding any Expenses. Company shall pay any and all Expenses due and owning to Consultant as soon as practicable following Company’s receipt of the aforementioned expense report.

8.          Confidentiality Agreement.

8.1          Acknowledgments. Consultant acknowledges and agrees that during the course of performing services for the Company, the Company will furnish, disclose or make available to him confidential and proprietary information related to the Company’s business. Consultant also acknowledge that such confidential information has been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information could be used by you to compete with the Company.

8.2          Confidentiality; Protected Information. Consultant shall at all times, both during and after any termination of this Agreement by either the Company or Consultant, maintain in confidence and shall not, without the prior written consent of the Company, and except in the course of performance of your duties for the Company as a consultant hereunder or in any manner related thereto, use in any way, disclose, or give to others for any purpose any fact or information which was disclosed to or developed by you during the course of performing services for the Company hereunder, and which is not generally available to the public, including but not limited to information and facts concerning business plans, business targets, customers, future customers, suppliers, Licensors, licensees, partners, investors, affiliates or other, training methods and materials, financial information, sales prospects, client lists, Inventions (as defined in Section 9.1), or any other scientific, technical, trade or business secret or product development plan or confidential or proprietary information of the Company or of any third party provided to you in the course of your consultancy to the Company (sometimes herein referred to as “Confidential Information”). Consultant also agrees not to file patent applications based on the Company’s technology or confidential information, nor seek to make improvements thereon, without the Company’s prior written approval. Consultant further agrees not to make any copies of such confidential or proprietary information of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the term of this Agreement, to return to the Company any and all documentary, machine--readable or other elements or evidence of such confidential or Proprietary information, and any copies that may be in Consultant’s possession or control.

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9.          Ownership of Ideas, Copyrights and Patents.

9.1          Consultant agrees that all ideas, discoveries, creations, materials, compounds, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, algorithms, software, mask works, methods, and formulae made, developed or improved by Consultant in the Company’s Field of Interest, as defined in Section 10.1, whether or not reduced to practice and whether patentable, copyrightable, protectable as mask works or not, which Consultant may conceive, reduce to practice or develop during the Term (as defined in Section 1) alone or in conjunction with another, or others, and whether at the request or upon the suggestion of the Company, or otherwise, which Consultant develops as a direct result of performing consulting services for the Company under this Agreement (the foregoing being hereinafter referred to as the “Inventions”), shall be the sole and exclusive property of the Company, and that Consultant shall not publish any of the Inventions without the prior written consent of the Company. Consultant hereby assigns to the Company any right, title and/or interest in and to all Inventions. Consultant agrees to maintain and furnish to the Company complete and current records of all such Inventions and disclose to the Company in writing any such Inventions. Upon termination of this Agreement, Consultant shall provide to the Company in writing a full, signed statement of all Inventions in which Consultant participated prior to termination of this Agreement. Consultant further represents and agrees that to the best of his knowledge and belief none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that Consultant will use your best efforts to prevent any such violation.

9.2          At any time during or after the Term, Consultant agrees to fully cooperate with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect and protect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain and enforce letters patent, copyrights, mask work registrations, trademarks or other legal rights of the United States and of any and all other countries on such Inventions, provided that the Company will bear the expense of such proceedings, and that any patent, copyright, mask work registration, trademark, or other legal right so issued to Consultant, personally, shall be assigned by Consultant to the Company without charge. Consultant hereby designates the Company as his agent for, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting the foregoing assignments from Consultant to the Company.

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9.3          Severability. If any part of this Section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this Section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable,

10.          Representations And Warranties Regarding Confidential Information. Consultant represents and warrants that his relationship with the Company does not and will not breach any agreement or duty Consultant has to anyone else, including any agreement or duty to keep in confidence confidential information belonging to others. Consultant represents and warrants that he has not been asked to disclose and has not provided information which would be considered “confidential information” belonging to any of Consultant’s former employer(s) to the Company, other than to the limited extent that a limited disclosure of such information is necessary to identify whether related issues may exist. Consultant represents and warrants that he is not aware of any current or prior employment agreements between Consultant and a former employer or third party, including but not limited to any employee code of conduct, non-competition, non-solicitation or non-disclosure agreements, which would restrict or otherwise may adversely affect Consulting providing the Consulting Services for the Company under this Agreement. To the extent Consultant has identified any such agreement, Consultant agrees to provide copies to the Company before the execution of this Agreement so that they can be reviewed for this purpose. Consultant further represents and warrants that Consultant providing the Consulting Services under this Agreement will not breach any of these agreements, including as to any agreement to keep in confidence confidential, proprietary and trade secret information that Consultant may have acquired during his the Company any items of confidential information” form his former employer(s) or third parties, and will not engage in any activities that would violate any employment or other agreements Consultant may have with such employer(s) or third parties. Consultant represents and acknowledges that he has not been asked by the Company to solicit any of his former employer(s) employees to consider employment with the Company. Consultant agrees that he will not, while providing Consulting Services for the Company, improperly use or disclose any proprietary information of any concurrent employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant.

11.          Injunctive Relief. The Consultant agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Consultant of the promises set forth in this Sections 8, 9 and 10 of this Agreement, and that in any event money damages may be an inadequate remedy for any such breach. Accordingly, the Consultant agrees that if the Consultant breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company and without the need to post a bond or other security.

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12.          Continuing Cooperation. During and after the Consultant’s consulting for the Company, the Consultant shall cooperate reasonably with requests from the Company, or the Company’s legal counsel, in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Consultant was consulting for the Company. The Consultant’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Consultant’s consulting for the Company, the Consultant also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Consultant was consulting for the Company, The Company shall reimburse the Consultant for any reasonable out-of-pocket expenses incurred in connection with the Consultant’s performance of obligations pursuant to this Section.

13.          Termination of Agreement During Initial Term.

13.1          Termination “For Cause”. During the term of the Agreement, Company may terminate this Agreement on a “for cause” basis which shall mean any of the following: (i) Consultant’s commission of a significant material act involving dishonesty to the detriment of Company, (ii) material failure of Consultant to perform the Consulting Services defined in Section 3 of this Agreement, which have not been corrected within fifteen (15) days of Consultant being notified in writing by Company of such material failure, (iii) commission of a misdemeanor which causes material injury to the business, reputation or financial condition of Company, (iv) commission of a felony, (v) Consultant’s disability which prevents him from performing the Consulting Services for a period of sixty (60) consecutive days, (vi) Consultant’s death. In the event of a termination “for cause”, Company shall pay consultant for services rendered until the date of the termination of this Agreement.

13.2          Termination Without Cause. During the term of this Agreement, Company may terminate this Agreement on a “not for cause” basis by providing Consultant with thirty (30) days written notice. Termination by Company of this Agreement without cause prior to the expiration of the initial one year term shall not affect the Company’s obligations to pay Consultant monthly compensation pursuant to Section 5.1 of this Agreement, and Company shall be required to pay Consultant (upon the date of termination) a sum equal to the aggregate remaining monthly compensation through the end of the initial one year term. During the term of this Agreement, Consultant may terminate this Agreement by providing not less than thirty (30) days written notice to Company. Company shall not be required to pay consultant any further monthly compensation pursuant to Section 5.l of this Agreement as of the date of the termination of this Agreement if Consultant terminates this Agreement other than due to a breach by the Company of its obligations under this Agreement,

13.3          Responsibilities Upon Termination. Upon termination of the Agreement, Consultant will deliver to Company all papers, drawings, models, prototypes, contrivances, Confidential Information, and other materials in which Company has exclusive rights, by virtue of Sections 8 and 9 of this Agreement, or which were prepared or obtained by Consultant in connection with the Consulting Services.

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13.4          Survival. The provisions of Sections 8, 9 and 10 of this Agreement shall survive termination of this Agreement, for any reason whatsoever, whether with cause or without cause.

14.          Indemnification. The Company shall defend and indemnify the Consultant against and hold the Consultant harmless from any costs, liabilities, losses and exposures for the Consultant’s performance of the Consulting Services under this Agreement, including, but not limited to judgments, fines, settlements and advancement of expenses incurred in the defense of actions, proceedings and appeals therefrom, whether before or after the Effective Date, to the maximum extent permitted under applicable law. If the Consultant is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Consultant was performing services for the Company, the Company shall indemnify the Consultant against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by the Consultant in connection therewith, to the maximum extent permitted under applicable law. If the Consultant is made a party to any third-party action, complaint, suit or proceeding, the Consultant shall give prompt notice thereof to the Company, and the Company shall have the right to assume and control the defense of such action, complaint, suit or proceeding. Notwithstanding the foregoing, the Consultant shall not have, and the Consultant acknowledges and agrees that the Company does not have, any obligation to indemnify the Consultant with respect to (a) any breach of representation, warranty or covenant committed by Consultant under this Agreement, or (b) any action or inaction by the Consultant where the Consultant failed to act in good faith in a manner the Consultant reasonably believed to be in, or not opposed to, the best interests of the Company, or (c) with respect to any criminal action or proceeding, which the Consultant had reasonable cause to believe that his conduct was unlawful. Consultant will take such steps as would be prudent to minimize his liability and any liability of the Company.

15.          Arbitration of Disputes. In the event of any dispute or controversy arising out of, or relating to, any interpretation, construction, performance, termination or breach of this Agreement, the parties hereto agree to submit such dispute or controversy to binding arbitration before one arbitrator at .LAMS in Santa Monica, California, in accordance with the rules governing employment disputes of JAMS then in effect. A link to the current JAMS Employment Arbitration Rules & Procedures can be found at the following link: http://www.jamsadr.com/rules-employment-arbitration!. Such arbitration shall be conducted in accordance with Section 1280 et seq. of the California Code of Civil Procedure. Each party hereby waives any right it may have to object to JAMS having sole and exclusive jurisdiction to adjudicate any such dispute and stipulates that the Arbitrator shall have personal jurisdiction over each party for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.

The arbitrator shall be selected by the mutual agreement of the parties. If the parties cannot agree on an arbitrator, the parties shall alternately strike names from a list provided by the American Arbitration Association until only one name remains.

Notwithstanding anything to the contrary in the rules governing employment disputes of JAMS, the arbitration shall provide (i) for written discovery and depositions as provided under California law, and (ii) for a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based which shall be issued no later than thirty (30) days after a dispositive motion is heard and/or an arbitration hearing has completed.

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The Consultant and the Company shall have the same amount of time to file any claim against any other party as such party would have if such a claim had been filed in state or federal court. In conducting the arbitration, the arbitrator shall follow the rules of evidence of the State of California (including but not limited to all applicable privileges), and the award of the arbitrator must follow California and/or federal law, as applicable.

The decision of the Arbitrator shall be final and binding on all the parties to the arbitration, shall be non-appealable and may be enforced by a court of competent jurisdiction. The Company shall advance all fees and costs in connection with the arbitration. The prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorney’s fees and costs, as well as the costs and fees paid to the arbitrator or JAMS, to the extent allowed by law. The Arbitrator may grant any legal or equitable remedy appropriate including, without limitation, injunctive relief or specific performance, but shall not have the power to grant any remedy that would not be available in a state or federal court in California, By entering into this arbitration provision, the Company and/or Consultant are not waiving the attorney-client privilege.

16.          Miscellaneous.

16.1          No Conflicting Agreements. Consultant hereby represents and warrants that he has no commitments or obligations inconsistent with this Agreement. During the Term of this Agreement, Consultant will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide Consultant’s services under this Agreement in such a manner and at times that Consultant’s services will not conflict with Consultant’s responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship you have at any time with any third party. If Consultant is a party to any agreement which may be in conflict with this Agreement, Consultant is required to so indicate by identifying that agreement below his signature at the end of’ this Agreement and attaching a copy hereto.

16.2          No Employment Created. This Agreement does not constitute, and shall not be construed as constituting, an undertaking by the Company to hire Consultant as an employee of the Company. Consultant acknowledges that he will be working as a consultant only, and not as an employee. Consultant will not be entitled to receive any of the benefits provided by the Company to its employees and Consultant will be solely responsible for the payment of all federal, state and local taxes and contributions imposed or required on income, unemployment insurance, social security and any other law or regulation.

16.3          Governing Law. Except as otherwise expressly specified in this Agreement, this Agreement shall be governed by and construed and enforced in accordance with the laws of the New York, without application of the conflicts of law provisions thereof.

16.4          Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

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16.5          Invalidity. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be construed, reformed and enforced to the greatest extent permitted by law.

16.6          Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to, all or substantially all of the Company’s business or that aspect of the Company’s business in which Consultant is principally involved. Consultant’s rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.

16.7          Modification and Amendment. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

16.8          Parties Benefited. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and any parent, subsidiary or other affiliate of the Company, and their respective successors and assigns, and shall be binding upon and inure to the benefit of you and your heirs, executors and administrators.

16.9          Counterparts. This Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as the day and year first above written.

LOTON CORP.	CONSULTANT

BY:	BY:

NAME:	NAME:

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